Exhibit 10.45

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (“Amendment”) to the Employment Agreement by and between Natural Alternatives International, Inc., a Delaware corporation (“Company”), and Alvin McCurdy (“Employee”), dated effective as of November 20, 2006 (“Agreement”), is made and entered into effective as of June 28, 2008. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

1. Pursuant to Section 4(a) of the Agreement, Employee’s base salary is hereby increased to Two Hundred Twenty Five Thousand dollars ($225,000) effective as of June 28, 2008.

2. Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of June 28, 2008.

EMPLOYEE

/s/ Alvin McCurdy
Alvin McCurdy

COMPANY

Natural Alternatives International, Inc., a Delaware corporation

/s/ Randell Weaver
Randell Weaver, President